Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated February 7, 2017, relating to the financial statements of A.S.V., LLC as of December 31, 2016 and 2015 and for the years then ended, in this Registration Statement on Form S-8 (Form S-8 No. 333-).

/s/ UHY LLP

Sterling Heights, Michigan

June 2, 2017